UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 4, 2006

Date of Report (Date of earliest event reported)

                    WILLIAMS-SONOMA, INC.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

(415) 421-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2006, Williams-Sonoma, Inc. (the “Company”) entered into the Fourth Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, L/C Issuer and Lender of Swingline Advances, Banc of America Securities LLC, as sole lead arranger and sole book manager, The Bank of New York and Wells Fargo Bank, N.A., as co-syndication agents, JPMorgan Chase Bank, N.A. and Union Bank of California, N.A., as co-documentation agents, and the lenders party thereto providing for a credit facility that amends and replaces the Company’s Third Amended and Restated Credit Agreement, dated as of February 22, 2005. The new credit facility provides for a $300,000,000 unsecured revolving line of credit, which may be used to borrow revolving loans, to borrow swingline advances, subject to a sublimit of $20,000,000, or to request the issuance of letters of credit on the Company’s behalf, and the Company may request that these borrowings be made or that letters of credit be issued in certain currencies other than U.S. Dollars, subject to a sublimit of $25,000,000. Prior to April 4, 2011, the Company may, upon notice to the lenders, request an increase in the new credit facility of up to $200,000,000, to provide for a total of $500,000,000 of unsecured revolving credit. The Company may elect interest rates on its revolving borrowings calculated by reference to Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one half of one percent) or LIBOR plus a margin based on the Company’s leverage ratio. The new credit facility matures on October 4, 2011, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must be cash collateralized.

The new credit facility contains certain restrictive loan covenants, including, among others, a financial covenant requiring a maximum leverage ratio (funded debt adjusted for lease and rent expense to EBITDAR), and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens and make investments. The Company’s obligations under the new credit facility are guaranteed by each of the Company’s U.S. subsidiaries.

The new credit facility contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest by two percent and could result in the acceleration of the Company’s obligations under the new credit facility, and an obligation of any or all of the Company’s U.S. subsidiaries to pay the full amount of the Company’s obligations under the new credit facility.

Bank of America, N.A., The Bank of New York, Wells Fargo Bank, N.A., JP Morgan Chase Bank, N.A. and U.S. Bank National Association, lenders under the new credit facility, are parties to certain reimbursement agreements with the Company, which allow the Company to request the issuance of letters of credit on the Company’s behalf in an aggregate amount of up to $165,000,000, as more fully described in the Company’s Current Report on Form 8-K filed on September 8, 2006.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: October 10, 2006	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Operating and Chief Financial Officer